QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.27

INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE—NET

        THIS INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE—NET ("Lease") is entered into as of the 4 day of November 2004 by and between Cransud One, L.L.C., a New Jersey limited liability company ("Landlord"), and United Stationers Supply Co., an Illinois corporation ("Tenant").

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Property hereinafter described. Tenant's lease of the Property shall be for the Term referenced below and shall be upon all terms and conditions set forth in this Lease. Landlord and Tenant hereby agree as follows:

BASIC LEASE PROVISIONS

  (a)
  DATE OF LEASE: November 4, 2004

  (b)
  NAME AND ADDRESS OF LANDLORD:

    Cransud One, L.L.C.
    c/o Sudler Management Company, L.L.C.
    300 Interpace Parkway (Bldg. C)
    Parsippany, New Jersey 07054
    Phone: 973.257.0700; FAX: 973.257-0090

  (c)
  NAME AND ADDRESS OF TENANT:

    United Stationers Supply Co.,
    an Illinois corporation
    2200 East Golf Road
    Des Plaines, Illinois 60016-1267
    Telephone: 847/627-2504

    Facsimile: (847) 699-0891
    FEIN#
    SIC Code#:

  (d)
  DESCRIPTION OF PROPERTY:

    A 573,020 square feet industrial/commercial warehouse building located at 100 Liberty Way, Cranbury, NJ (the "Building") together with the parking areas, as shown on the Plot Plan Rider. The Land comprises approximately 38.20± acres. The Land, Building, and improvements shall be referred to collectively as the "Property".

  (e)
  TERM OF LEASE:

    Commencing on the "Commencement Date" and expiring Fifteen (15) Lease Years from the last day of the month in which the Base Rent Commencement Date occurs (the "Expiration Date"). The Anticipated Commencement Date is April 1, 2005.

  (f)
  Intentionally Omitted

  (g)
  BASE RENT COMMENCEMENT DATE:

    Three (3) months following the Commencement Date. The Anticipated Base Rent Commencement Date is July 1, 2005

  (i)
  BASE RENT:

    As set forth on the Base Rent Rider attached hereto and made a part hereof.

  (j)
  PERMITTED USE:

    Warehouse, repackaging and distribution of office and business products and other lawful uses permitted under all applicable laws, rules and regulations, including zoning and use restrictions imposed by title restrictions or the Township of Cranbury, which now or hereafter become applicable to the Property.

  (k)
  SECURITY DEPOSIT:

    None, except as otherwise provided in Section 23.11 of this Lease.

  (l)
  BROKER:

    Grubb & Ellis Company; and
    Samson Realty Corp.

  (m)
  RIDERS TO LEASE:

    Base Rent Rider
    Extension Options Rider
    Rules and Regulations Rider
    Subordination and Non-Disturbance Rider
    Landlord's Work Rider
    Plot Plan Rider

Section 2

TERM

        2.1    Lease Term.    The Term of this Lease shall commence on the Commencement Date and shall terminate on Expiration Date as set forth in Section 1 (e) hereinabove, except as hereinafter provided.

        2.2    Lease Year.    For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. The first Lease Year shall commence on the Commencement Date and shall end twelve (12) months from the last day of the month in which the Rent Commencement Date falls (the parties recognize that the first Lease Year shall be longer than twelve months). Each succeeding twelve (12) calendar month period thereafter shall be a Lease Year.

        2.3    Anticipated Commencement Date.    The Anticipated Commencement Date is April 1, 2005. The Commencement Date shall be the latest of: (i) sixty (60) days after the beginning of the Early Access Period; (ii) Substantial Completion of Landlord's Work as defined in the Lease and Landlord's Work Rider; or (iii) April 1, 2005.

        2.4    Commencement Letter.    Tenant shall execute and deliver a Commencement Letter in a form reasonably acceptable to Landlord within ten (10) business days of Landlord request therefor. Such Commencement Letter shall state the Commencement Date, Base Rent Commencement Date and Expiration Date. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute an acknowledgment by Tenant that the statements included in such notice in good faith are true and correct, unless Tenant advises Landlord that such statements are incorrect.

        2.5    Early Access.    Landlord shall permit Tenant early access to the Property for sixty (60) days prior to the Commencement Date for the limited purpose of preparing the Property for Tenant's use (the "Early Access Period"). The Anticipated Early Access Date shall be February 1, 2005. Landlord acknowledges that access to the Property by the Early Access Date in order to begin to perform Tenant Alterations is an important inducement for Tenant to enter into this Lease Agreement. Landlord shall diligently take whatever reasonable action is required, at Landlord's sole cost and expense, to provide Tenant with access to the Property by the Anticipated Early Access Date, including, without limitation, the lawful removal of the existing tenant and its property from the Building. In the event of the anticipatory breach of the existing tenant's obligation to surrender the Property by the Anticipated Early Access Date, Landlord shall initiate legal action to compel the tenant to commence removal of its property prior to such date. Tenant shall have the right, as part of any legal action initiated by Landlord or otherwise, to assert all rights which Landlord may have to remove the existing tenant from the Property and to seek damages against the existing tenant based upon the existing tenant's failure to surrender the Property by the Anticipated Early Access Date. During the Early Access Period, Tenant shall maintain Tenant's insurance in accordance with Section 5.1 of the Lease. In no event shall Tenant, its employees or contractors, directly or indirectly interfere with, hinder or delay the Substantial Completion of the Landlord's Work.

        2.6    Good Faith Efforts to Achieve Anticipated Commencement Date.    Landlord shall not be subject to any liability for the delay of the Commencement Date beyond the Anticipated Commencement Date, and the delay of the Commencement Date beyond the Anticipated Commencement Date shall not affect the validity of this Lease nor the obligations of Tenant hereunder provided, however, that Landlord proceeds diligently and takes all commercially reasonable steps required for Substantial Completion of Landlord's Work and delivery of the Property to Tenant on or about the Anticipated Commencement Date, subject to Tenant Delay, Force Majeure, and the later completion of Landlord's Parking Area expansion work.

Section 3

RENT

        3.1    Base Rent.    From and after the Base Rent Commencement Date, Tenant shall pay to Landlord at the address set forth in Section 1(b) of the Basic Lease Provisions or to such other person or at such other place as Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the Base Rent set forth on the Base Rent Rider annexed hereto, such Base Rent to be payable in monthly installments as set forth on the Rent Rider in advance on the first day of each month during the term of the Lease. If the Base Rent Commencement Date shall be other than the first day of a calendar month, Tenant shall pay Landlord on the Base Rent Commencement Date the proportionate amount of Base Rent for the balance of such month. Tenant shall pay the first installment of Base Rent together with a proportionate amount of Base Rent for the balance of the initial month following the Base Rent Commencement Date on or before the Base Rent Commencement Date.

        3.2    Additional Rent.    This Lease is a triple net lease and it is intended and agreed that Tenant shall pay, in addition to Base Rent, all costs for the Property as well as any and all costs, expenses and fees in maintaining and repairing the Property and any easements servicing the Property and any and all real and personal property taxes and assessments levied with respect to the Property or any property therein, excepting only Landlord's obligations as set forth in Section 8.2, all as more particularly set forth in this Lease. All amounts due and payable by Tenant pursuant to this Lease in addition to Base Rent shall be deemed "Additional Rent" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments, regardless of to whom such sums may be payable, as Landlord is entitled to exercise with respect to defaults in monthly Base Rent. The term "rent" means the Base Rent and Additional Rent. Tenant shall pay all items of Additional Rent from and after the Commencement Date.

Section 4

REAL AND PERSONAL PROPERTY TAXES

        4.1    Payment of Taxes.    Tenant shall pay all Real Property Impositions (defined below) applicable to the Property during the Term. Tenant shall also pay all Personal Property Taxes assessed against or levied upon all improvements, fixtures, furnishings, equipment and other personal property located in or about the Property. Tenant shall pay Real Property Impositions and Personal Property Taxes directly to the taxing authority prior to any applicable delinquency date and Tenant shall promptly furnish Landlord with satisfactory evidence that all Real Property Impositions and Personal Property Taxes have been timely paid by Tenant. Landlord shall make all payments of Real Property Impositions for the Property which are due and payable prior to the Commencement Date and following the expiration of the Term, and Tenant shall reimburse Landlord, on a per diem basis, within thirty (30) days after receipt of statements, for any Real Property Impositions assessed with respect to periods during the Term. Tenant shall pay all Real Property Impositions coming due during the Term and, to the extent that the Real Property Impositions paid by Tenant are assessed with respect to periods prior to the Commencement Date or following the expiration of the Term, Landlord shall, at Tenant's option, either pay the same directly to the taxing authority or reimburse Tenant, on a per diem basis, within thirty (30) days after receipt of a statement, for the Real Property Impositions payable with respect to periods outside the Term.

        4.2.  As used herein, the term "Real Property Impositions" means (i) any tax, assessment or other governmental charge of any kind which at any time during the Term may be assessed, levied, imposed upon or become due and payable with respect to the Property and which is attributable to the Term, including without limitation water, sewer and sprinkler stand-by or similar service charges with may become a lien on the Property; (ii) any tax on the Landlord's right to receive or the receipt of Rent or income from the property, or against Landlord's business of leasing the Property attributable to the term; (iii) any tax or charge for fire protection, refuse collection, streets sidewalks or road maintenance or other services provided to the Property by any governmental agency attributable to the Term; (iv) any tax replacing or supplementing in whole or in part any tax previously included within the definition of real property impositions under this Lease attributable to the Term; (v) any and all taxes assessed against or levied upon any and all improvements, trade fixtures, furnishings, equipment and all other personal property located in the Building or at the Property whether designated as Personal Property taxes or otherwise; and (vi) the cost of prosecuting any appeal of the real property impositions with respect to the Property attributable to the Term, including but not limited to reasonable attorneys' fees, appraisers' fees, and any administration charge of the managing agent of the Property. During the first and last years of the Term, the real property impositions payable by Tenant shall be prorated for the fraction of the tax fiscal year included in the Term.

        4.3   If an assessment for public improvements is levied against the Property, Landlord shall be deemed to have elected to pay such assessment in the maximum number of installments then permitted by law (whether or not Landlord actually so elects), and Tenant shall pay the installments payable during or attributable to the Term, together with any interest due as a result of the installment payments. Any installment for a period during which the Commencement Date or Expiration Date occurs shall be prorated for the fraction of the period included in the Term.

        4.4   Tenant shall be solely responsible for the payment of any increase in the real property impositions which are the result of Tenant Alterations or Tenant's use of the Property.

        4.5   Real property impositions do not include Landlord's federal or state income, franchise, inheritance, or estate taxes.

        4.6    Right to Contest.    Tenant shall be entitled to appeal or otherwise contest any Real Property Impositions or Personal Property Taxes payable by Tenant hereunder, so long as such challenge is made in good faith by Tenant and provided that Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from any such appeal or contest and, during the pendency of any such appeal or contest (unless such amounts are not required to be paid during appeal pursuant to applicable law), Tenant shall continue to pay all Real Property Impositions and Personal Property Taxes then assessed with respect to the Project or any property therein. Tenant shall be entitled to any refund attributable to Real Property Impositions or Personal Property Taxes assessed and paid by Tenant with respect to periods during the Term. Landlord and Tenant shall cooperate in any appeal, contest or challenge made by either party.

Section 5

INSURANCE

        5.1    Tenant's Insurance.    In addition to the insurance expenses of the Property, Tenant shall at all times during the Term of this Lease (including any applicable Extension Term), and at its sole cost and expense, procure and continue in force the following insurance coverage:

          (a)   A policy of comprehensive commercial general liability insurance, including contractual liability coverage insuring Landlord, Sudler Management Company, L.L.C., Sudler Construction Co., Inc., Landlord's managing agent, Landlord's mortgagee and Tenant against liability arising out of the use, occupancy or maintenance of the Property or in any manner related to the Property or any act or omission of Tenant. The initial amount of such insurance shall be at least $5,000,000 in combined single limit with respect to injury or death in any one accident, and at least $1,000,000 for damage to property. Such amount shall be subject to periodic increase as reasonably required by Landlord or Landlord's Mortgagee, provided that any such increase is consistent with industry norms for similar types of buildings in the State of New Jersey. The aforementioned minimum limits of policies and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder.. Tenant's insurance shall be written on an occurrence basis and shall be primary with respect to the Property.

          (b)   Workers Compensation Insurance, subject to the statutory limits of the State, and employers liability insurance with a limit of at least $500,000 per accident and per disease per employee, and $500,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations, (if applicable).

          (c)   Each insurance policy shall name as additional insureds Landlord, Sudler Management Company, L.L.C., Sudler Construction Co., Inc., Landlord's managing agent, and any Landlord's Mortgagee, as their respective interests may appear. Each policy shall contain standard mortgagee endorsement clauses where applicable. All insurance policies shall be maintained with insurance companies authorized to transact insurance business in the state in which the Property is located and holding a "General Policyholder's Rating" of A or better, and a financial class of VIII or better, as set forth in the most current issue of "Best's Insurance Guide", and a claims paying ability of BBB or better according to Standard & Poors. Tenant shall deposit with Landlord certificates evidencing the insurance Tenant is required to maintain hereunder (including additional insured endorsements) prior to the Commencement Date, and Tenant shall deposit with Landlord copies of original and renewal policies as such copies become available. Proof of payment shall accompany the certificates of insurance. Evidence of renewals of all policies shall be deposited with Landlord not less than thirty (30) days prior to the end of the term of each such policy. Original and renewal policies or certificates shall be accompanied by proof of payment of the premiums therefor. Such insurance shall not be subject to cancellation except after at least thirty (30) days prior written notice to Landlord and Landlord's Mortgagee, and any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord.

          (d)   All Tenant's insurance shall be written on an occurrence basis and shall be primary with respect to the Property. All such policies shall be endorsed to agree that Tenant's policy is primary and non-contributing.

          (e)   Tenant shall comply with all requirements of the insurer of the Property for the maintenance of the insurance coverage required by this Lease.

          (f)    Tenant shall comply with the insurance requirements of Landlord's Mortgagee, provided such requirements are consistent with industry norms for similar types of buildings in the State of New Jersey.

        5.2   If Tenant fails to take out and maintain the insurance required by this Lease or fails to furnish Landlord with original certificates of insurance, Landlord, on not less than ten (10) days' notice to Tenant, may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest at the Default Interest Rate from the date such sums are expended.

        5.3    Waiver of Subrogation.    Tenant and Landlord each hereby waive any right that it may have against, and hereby releases the other, and their respective partners, principals, managers, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury in or about the Property to the extent such loss or damage is insurable under such policies. Tenant acknowledges that Landlord shall have no obligation to obtain or carry any insurance coverage with respect to the Property. Tenant shall obtain for each insurance policy procured by it regarding the Property or any property located thereon, an appropriate clause therein or endorsement thereto pursuant to which each such insurance company waives its subrogation rights against Landlord, Sudler Management Company, Landlord's managing agent, Sudler Construction Co., Inc. and any Landlord's Mortgagee and their respective partners, principals, managers, members, officers, agents, employees and servants. Landlord shall obtain for each insurance policy procured by it regarding the Property or any property located thereon, an appropriate clause therein or endorsement thereto pursuant to which each such insurance company waives its subrogation rights against Tenant.

        5.4    Landlord's Property Insurance.    Tenant shall reimburse the cost of the following Landlord policies of insurance: (i) insurance covering all risk of physical loss or damage to the Building in the full amount of its replacement value (including agreed amount endorsement), but in no event less than the amount reasonably required by any mortgagee of the Property ("Landlord's Mortgagee"); (ii) rental income insurance in an amount equal to at least one year's Base Rent, estimated real property impositions and insurance premiums; (iii) insurance against loss or damage by boiler or machinery or internal explosion or breakdown of boilers, equipment or electrical appurtenances, in an amount reasonably required by Landlord consistent with industry norms for similar types of buildings in the State of New Jersey; (iv)  insurance against breakage of all plate glass on the Property; (v) if the Property is located in a flood zone, flood hazard insurance in the amount of the full replacement cost of the Building, or if such amount of insurance is not obtainable, in the maximum amount which is obtainable; and (vi) such other insurance as Landlord or any Landlord's Mortgagee may reasonably require consistent with industry norms for similar types of buildings in the State of New Jersey. Throughout the Term of the Lease, Tenant shall pay such insurance to Landlord in monthly installments in advance on an estimated basis as determined from time to time by Landlord sufficient to pay such insurance premiums before the same become due. If the amount estimated by Landlord is insufficient to pay such insurance premiums when due, Landlord shall invoice Tenant for the deficiency and Tenant shall promptly remit payment to Landlord therefor.

        5.5    Right to Procure Insurance.    Tenant shall have the right to procure the Property Insurance for the Property, rather than reimburse Landlord for the cost thereof, provided that (i) the insurance procured by Tenant is equivalent coverage to that maintained by Landlord; (ii) the insurer meets the standards set forth in Section 5.1(c) above; and (iii) the change in insurers results in at least a five percent (5%) savings to Tenant.

Section 6

UTILITIES

        6.1    Utilities.    Tenant shall pay, directly to the appropriate supplier approved from time to time by Landlord, the cost of all light, power, natural gas, fuel, telecommunications services, refuse disposal and other utilities and services for the Property. Tenant shall not change or substitute any supplier of light, power or natural gas without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

        6.2    Alternate Service Provider.    In the event that Tenant wishes to utilize services of an alternative electric or other service provider ("ASP") rather than the public utility that is servicing the Building as of the Commencement Date, no such ASP shall be permitted to provide service to Tenant or to install its lines or other equipment with the Building unless all of the following conditions are satisfied in a written agreement between the ASP and Tenant or by any other means reasonably acceptable to Landlord:

            (i)  Landlord shall incur no expense whatsoever with respect to any aspect of ASP's provision of its services, including without limitation, the cost of installation, service and materials;

           (ii)  Prior to commencement of any work in or about the Property by ASP, ASP shall supply verification that ASP is properly insured and financially capable of covering any uninsured damage;

          (iii)  ASP shall agree in writing to abide by rules and regulations, job site rules, and such other requirements, imposed on reasonable notice, as reasonably determined by Landlord, to be necessary to protect Landlord's interest in the Property;

          (iv)  Landlord reasonably determines that there is sufficient space in the Building for the placement of all of ASP's equipment and materials, including without limitation, in the electricity risers;

           (v)  ASP is, licensed by applicable government agencies, as shown in documents acceptable to Landlord;

          (vi)  ASP shall carry insurance reasonably satisfactory to Landlord and shall indemnify and hold harmless Landlord for all losses, claims, demands, expenses, and judgments against Landlord caused by or arising out of, either directly or indirectly, any negligent or reckless acts or omissions by ASP.

         (vii)  Landlord shall have the right, but not the obligation, to supervise ASP's performance of any work on or about the Property, including, without limitation, any installations or repairs;

        (viii)  Landlord shall have the right to enter ASP's space at any time in the event of an emergency and at all reasonable times and upon reasonable notice for the purpose or inspecting same, making emergency repairs (though nothing herein shall be construed to obligate Landlord to make any repairs), or exhibiting the space for purposes of sale, lease, or financing.

        Landlord's consent under this Section shall not be deemed any kind of warranty or representation by Landlord, including without limitation, as to the suitability or competence of ASP.

        6.3    No Liability.    Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, inadequacy, reduction or interruption of any utilities or other services to the Building for any reason, including but not limited to governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, and necessary repairs unless such stoppage, inadequacy, reduction or interruption is as a result of Landlord's negligence or misconduct.

        6.4    Common Area Utilities.    Tenant shall reimburse Landlord and any other utilities servicing the Property which are not billed directly to Tenant. Landlord represents that, as of the date of this Lease, the only utility which is not billed directly to Tenant is the lighting for Liberty Way.

Section 7

USE OF PROPERTY

        7.1    Use of Property.    (a)    Tenant shall use and occupy the Property only for the use set forth in Section 1 of the Basic Lease Provisions and shall not use or occupy the Property or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion.

          (b)   Tenant shall, at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting Tenant's use or occupancy of the Property and improvements installed or constructed in the Property by or for the benefit of Tenant. Landlord represents that, as of the Early Access Date, the Property is in compliance with all applicable laws relating to the Building and Property, including compliance with Americans with Disabilities Act, Public Law 101-336 ("ADA"). Tenant shall be responsible for any additional work or expense required as a result of Tenant's use and occupancy of the Property and/or any alterations done by or for Tenant. In the event that future work or expense must be undertaken to comply with applicable laws, statutes, ordinances and governmental regulations or requirements, and provided that such work or expense is not the result of Tenant's use or occupancy of the Property, then the cost of such work shall be amortized over the useful life thereof and Tenant shall be responsible for the proportionate share thereof relative to the Term and any extensions of the Term.

          (c)   Tenant shall not do or permit to be done anything which would invalidate any fire and extended coverage insurance policy covering the Property and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's use and occupancy of the Property.

        7.2    Compliance with Law; No Nuisance.    Tenant shall not use or permit the Property to be used for any unlawful purpose; or in violation of any certificate of occupancy covering the Property; or for any use which may constitute a public or private nuisance or which creates or produces noxious odors, smoke, fumes, emissions, noise or vibrations. Tenant shall take all necessary action to conform to and comply with all laws, orders and regulations of any governmental authority or reasonably requested by Landlord's or Tenant's insurers, now or hereafter applicable to the Property or Tenant's use or occupancy including without limitation, requirements governing the storage of Hazardous Substances, sprinkler capacities and storage heights. Landlord shall obtain the permits necessary for Landlord's Work. Tenant shall obtain all governmental certificates, permits and approvals required for any alterations or improvements by or for Tenant. Landlord and Tenant shall cooperate in obtaining temporary and permanent certificates of occupancy.

        7.3    Security Measures.    Tenant shall be solely responsible for providing adequate security for the Property, including the Parking Lot, and in no event shall Landlord have the responsibility for providing any security measures nor shall Landlord have any liability or responsibility for losses due to theft, burglary or other criminal activity or damages or injuries to persons or property resulting from persons gaining access to the Property and Tenant hereby indemnifies and releases Landlord from all liability for any of such losses, damages or injury. Tenant shall have the right to install security systems in accordance with the terms of this Lease.

        7.4    Existing Conditions.    Tenant accepts the Property in its "as is" condition as of the date hereof, excepting only the work to be completed by Landlord as set forth on the Landlord's Work Rider and as otherwise provided in this Lease. Tenant acknowledges that Landlord has not made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant has made such investigation as it deems necessary of the Property.

Section 8

MAINTENANCE AND REPAIR

        8.1    Tenant Obligations.    Tenant shall keep and maintain all parts of the Property (including, but not limited to, the non-structural portions of the Building, the heating and air conditioning systems, fire protection systems, exterior, interior, landscaping, retention and drainage areas, and systems and equipment) in good order, condition and repair during the Term. Tenant shall promptly replace any portion of the Property (except the roof and structural items which Landlord is required to replace pursuant to Section 8.2 hereof) or any systems or equipment thereof which cannot be fully repaired, in Landlord's reasonable judgment, based on the opinion of Landlord's architect or engineer. All repairs and replacements shall be of substantially equal quality to the original material or part, and shall be performed in a good and workmanlike manner. All of Tenant's obligations to maintain and repair the Property shall be accomplished at Tenant's sole expense. Tenant shall keep and maintain all portions of the Property and the parking areas, sidewalks, landscaped areas, and other exterior areas of the Property, in a safe condition, keep loading docks, parking areas and sidewalks free from accumulations of snow, ice and water.

        8.2    Landlord Obligations.    Landlord shall maintain in good order and condition, and shall make all necessary repairs and replacements required therefor to the footings, foundations, columns, beams, mullions and exterior walls of the Building, except that painting and cosmetic repair to the exterior of the Building shall be Tenant's responsibility. In addition, Landlord shall maintain the roof of the Building, including, but not limited to, the roof membrane and the structural and non-structural aspects of the roof of the Building. The cost of such maintenance and ordinary repair of the roof shall be reimbursed by Tenant within thirty (30) days after receipt of Landlord's invoice therefor (accompanied by reasonable proof of such costs). The cost of any replacements of all or any portion of the roof, including, but not limited to, the roof membrane and the structural and non-structural aspects of the roof of the Building, shall be borne by Landlord at Landlord's sole cost and expense. Notwithstanding the foregoing, if repairs or replacements to the roof or structure of the Building are necessitated by the negligence or willful misconduct of Tenant, it's agents, employees or contractors, then such repairs or replacements shall be the responsibility of Tenant. Landlord shall be responsible, and shall hold harmless Tenant in connection with, any latent or structural defects in the Building (including the roof and all systems) for a period of one (1) year following the Commencement Date. Latent defects are defined herein as repairs or replacements which are not observable on the date of this Lease which are necessitated by the failure to complete construction in a good and workmanlike manner and in accordance with all applicable building codes.

        8.3    Maintenance Contracts.    Throughout the Term, Tenant shall procure and maintain the following service contracts: (i) contract for the inspection, service, maintenance and repair of all heating, ventilating and air conditioning equipment installed in the Building (the inspection pursuant to such contract shall be made at least quarterly); (ii) contract for the inspection, service, maintenance and repair of fire, sprinkler and safety systems (made at least annually); and (iii) contract for maintenance of the landscaped areas of the Property. The identity of each contractor and each contract shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord. If Tenant fails to procure and maintain any of the service contracts required by this Lease, Landlord shall have the right to procure such service contract(s) and Tenant shall reimburse Landlord therefor promptly upon demand.

        8.4    Detention Basin.    Tenant shall pay Tenant's Share (which shall be 56.40%) of the costs of maintaining the detention basin which services both the Property and 200 Liberty Way, and the landscaping associated with the basin. In no event shall Tenant be responsible for repair costs or any capital expenses relating to the detention basin.

        8.5    Warranties.    Landlord shall pass through to Tenant rights under any warranties which Landlord has with respect to the Property and any Building systems which Tenant is obligated to maintain, repair or replace under this Lease.

Section 9

ALTERATIONS

        9.1    Landlord's Consent Required.    Except as hereinafter provided in Section 9.2, Tenant shall not make any alterations, changes, additions or improvements to the Property ("Alterations") without Landlord's prior written consent. Tenant may not make any Alterations whatsoever to the exterior of the Property, nor to the electrical, plumbing, sprinkler, security, fire protection, heating, ventilation or air-conditioning systems without Landlord's prior written consent. Tenant shall not install any equipment or other items upon or through the roof, or cause openings to be made in the roof, without Landlord's prior written consent. In no event shall Alterations permanently reduce the size or cubic content of the Building or reduce the value of the Property. In all cases in which the Landlord's consent is required, Landlord agrees that its consent will not be unreasonably withheld or delayed. Tenant shall submit to Landlord detailed plans and specifications for proposed Alterations requiring Landlord's consent and reimburse Landlord for all reasonable third-party expenses incurred by Landlord in connection with its review thereof. Tenant shall also provide to Landlord for its reasonable approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the requirements of this section.

        9.2    Alterations Not Requiring Consent.    Tenant may make non-structural interior Alterations which do not exceed $25,000.00 in cost provided that such Alterations comply with applicable building codes and reasonable requirements of Tenant's and Landlord's insurers and do not negatively impact air flow, sprinkler, security or fire protection systems, and then only by contractors approved by Landlord in writing and after submission to Landlord of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense.

        9.3    Requirements.    All Alterations, whether or not requiring Landlord's consent, shall be subject to the following requirements:

            (i)  Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord an official certificate of occupancy and/or compliance upon completion of the Alterations, if appropriate.

           (ii)  Tenant shall arrange for extension of the commercial general liability insurance provided for in this Lease to apply to the construction of the Alterations. Further, Tenant shall procure and maintain Builders Risk Casualty Insurance in the amount of the full replacement cost of the Alterations and statutory Workers Compensation Insurance covering all persons employed in connection with the work. All such insurance shall conform to the insurance requirements of this Lease.

          (iii)  Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of first class quality and shall be completed with due diligence and in compliance with all laws and governmental regulations.

          (iv)  Upon completion of the Alterations, Tenant shall provide Landlord with "as built" reproducible transparency plans of the Alterations.

           (v)  Alterations shall be the property of Landlord and shall remain on the Property upon termination of the Lease, or, if Landlord so requires, a portion of or all Alterations shall be removed by Tenant on or prior to the termination of the Lease and Tenant shall restore the Property to its condition prior to such Alterations.

        9.4    Covenant Against Liens.    Tenant shall not have any right to subject Landlord's interest in the Property to any mechanic's lien or any other lien whatsoever. If any mechanic's lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within twenty (20) days after notice from Landlord thereof, and Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom. Landlord's consent to any Alterations, and/or the identity of any contractor performing the same, shall not constitute an authorization by Landlord of any contract between any such contractor and Tenant for the performance of such Alterations. Landlord shall have the right but not the obligation to pay and discharge any lien upon the Property without regard to whether such lien shall be lawful or correct, or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees incurred by Landlord, and shall remit the balance thereof to Tenant.

        9.5    Signs.    Signage shall be governed by the provisions of the Rules and Regulations Rider. Landlord shall contribute a maximum of Fifteen Thousand Dollars ($15,000.00) towards the cost of Tenant's initial signage at the Property, as set forth on the Landlord's Work Rider.

Section 10

ENVIRONMENTAL LAW COMPLIANCE

        10.1    Tenant's Obligations    Tenant shall, at its sole cost and expense, fulfill, observe and comply with all of the terms and provisions of all applicable federal, state and local environmental laws now in effect or hereinafter enacted ("Environmental Laws") which are applicable to Tenant's use and occupancy of the Property, including without limitation the Industrial Site Remediation Act (N.J.S.A. 13:1K-6 et seq.) ("ISRA") or any equivalent law or ordinance; as any of the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant thereto or in connection therewith ("Environmental Laws"). Tenant's obligations pursuant to this Section 10 shall apply to conditions relating to Tenant's operations and/or possession or use of the Property, and to conditions arising during Tenant's possession or use of the Property whether pursuant to this Lease or otherwise.

        Tenant shall promptly deliver to Landlord any and all documentation reasonably acceptable to Landlord evidencing Tenant's compliance with Environmental Laws. Tenant shall not be required to undertake an environmental audit in order to document Tenant's compliance unless same is required by a governmental agency with jurisdiction over the Property and is related to Tenant's use and/or occupancy of the Property. Tenant shall immediately provide Landlord with copies of all written correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance with Environmental Laws.

        If ISRA is applicable to (i) Tenant's use of the Property or (ii) the termination or expiration of the Lease, Tenant, at its sole cost and expense, shall, within the time period prescribed by applicable law with respect to "closing operations" or "transferring ownership or operations" (as said terms are defined in ISRA) by Tenant, provide Landlord with a certified true copy of:

            (i)  A letter from the New Jersey Department of Environmental Protection ("NJDEP") (or such other agency or body as shall then have jurisdiction over ISRA matters), stating that ISRA does not then apply to Tenant, Tenant's use and occupancy of the Property and the closing of operations or transferring of ownership or operations of all or any portion of the Property; or

           (ii)  A "No further action letter" (as said term is defined in ISRA) duly and finally approved by NJDEP or such other agency or body as shall then have jurisdiction over ISRA matters; or

          (iii)  A "Remedial action workplan" (as said term is defined in ISRA) duly and finally approved by NJDEP or such other agency or body as shall then have jurisdiction over ISRA matters, or

          (iv)  other documentation reasonably acceptable to Landlord evidencing Tenant's compliance with, or the non-applicability of, ISRA.

Without limiting the foregoing, Tenant agrees at its sole cost and expense, to promptly discharge and remove any lien or other encumbrance against the Property arising from or in connection with Tenant's failure or inability, for any reason whatsoever (other than if such failure or inability was caused by Landlord), to observe or comply with any Environmental Laws; and to indemnify and hold Landlord harmless from and against any and all liability, penalties, losses, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including, but not limited to, reasonable attorneys' fees, to the extent said lien, encumbrance, liability, penalty, loss, expense, damage, cost, claim, cause of action, judgment and/or the like arise from or in connection with Tenant's failure or inability, for any reason whatsoever (other than if such failure or inability was caused by Landlord) to observe or comply with Environmental Laws and/or the provisions of this Section 10.

        10.2    Hazardous Substances.    "Hazardous Substances" shall mean any substance, material, waste, gas or particulate matter which (i) is now, or at any future time may be, regulated by the United States Government, the state in which the Property is located, any other state with jurisdiction, or any local governmental authority, or (ii) the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of is prohibited, controlled or regulated by any environmental law, or (iii) requires investigation or remediation under any environmental law or common law, or (iv) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or (v) causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property. Such term includes, without limitation, any material or substance which is (1) now or at any future time defined as a "hazardous waste," "hazardous material," "hazardous substance," "hazardous chemical", "hazardous air pollutant," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutant" or any like or similar term under any applicable environmental law; (2) oil and petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; (3) asbestos or asbestos-containing material; (4) polychlorinated biphenyls; or (5) radioactive material.

        10.3    No Underground Tanks.    Tenant shall not install any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products.

        10.4    Indemnification by Tenant.    Tenant shall indemnify, defend and hold harmless Landlord, its partners, principals, managers, members, officers, agents, employees and servants, from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with (i) the violation of Environmental Laws by Tenant, its partners, principals, managers, members, officers, agents, employees, servants and invitees, or related to any spills or discharges of Hazardous Substances on the Property which occur during the term of this Lease (and/or any prior or subsequent occupancy of the

Property by Tenant) unless caused by Landlord, its partners, principals, managers, members, officers, agents, employees, servants and invitees, (ii) the violation of any Environmental Laws on the Property by Tenant, its partners, principals, managers, members, officers, agents, employees, servants and invitees or related to any spills or discharges of Hazardous Substances on the Property caused by Tenant, its partners, principals, managers, members, officers, agents, employees, servants and invitees, which occur during the term of this Lease (and/or any prior or subsequent use or occupancy of the Property by Tenant); and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by any federal, state or local authority having jurisdiction over environmental matters relating to the Property and Tenant's use of the Property.

        10.5    Representation and Indemnification by Landlord.    Landlord represents that, to the best of Landlord's knowledge, no violation of Environmental Law exists at the Property as of the date of this Lease. Landlord represents that The Phase I Environmental Site Assessment dated August 14, 2001 prepared for Metropolitan Life Insurance Company by IVI Environmental, Inc., IVI Project No.: E1076091, a copy of which has been provided to Tenant, is true, accurate and complete in all respects to the best of Landlord's knowledge as of the date of this Lease. Landlord shall indemnify, defend and save harmless Tenant, its partners, principals, managers, members, officers, agents, employees and servants from and against all loss, costs, claims, fines, suits, procedures, claims and actions of any kind or fines incurred by Tenant arising out of or in any way connected with by reason of (i) the presence of the violation of Environmental Laws prior to the Commencement Date; (ii) the presence of any Hazardous Substances on the Property prior to the Commencement Date; (iii) or the spill or discharge of Hazardous Substances on the Property caused by Landlord, its partners, principals, managers, members, officers, agents, employees, servants or invitees.

        10.6    Tenant and Landlord agree that each of the foregoing provisions of this Section 10 shall survive the expiration or earlier termination of the term of this Lease.

Section 11

LANDLORD'S ACCESS

        11.1    Landlord's Access.    Upon forty-eight hours' prior telephone notice to Tenant, Landlord and its representatives may enter the Property at all reasonable times in the company of Tenant's representative for the purpose of inspecting the Property, or making any necessary repairs (but Landlord shall not be required to make any repairs and shall not be liable to tenant or any third party for failure to make any repair which is Tenant's obligation in the first instance), or to show the Property to prospective purchasers, investors, encumbrancers, or tenants, or for any other purpose Landlord reasonably deems necessary and Landlord shall, at the time of providing notice, inform Tenant of the purpose of the visit. In the case of an emergency, Landlord or its agents may enter the Property without prior notice, and may enter forcibly, without liability to Tenant, and without affecting this Lease. During the last nine (9) months of the Term Landlord may place "For Sale" or "For Lease" signs and banners on the Property.

Section 12

ASSIGNMENT AND SUBLETTING

        12.1    Assignment and Subletting.    Tenant shall have the right to assign, transfer or hypothecate this Lease, or sublet the Property or any part thereof without the prior written consent of Landlord, on the terms hereinafter set forth.

        12.2    Conditions.    Tenant may transfer or hypothecate this Lease, or sublet the Property only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

          (h)   Tenant shall not be in default of its obligations under the Lease beyond applicable notice, grace and cure periods;

           (ii)  The use to be made of the Property by the proposed transferee, assignee or subtenant ("Transferee") is consistent with the uses permitted by this Lease or any applicable law or regulation;

          (iii)  Tenant shall supervise and monitor the Transferee's use of the Property to insure that Transferee operates and maintains the Property in a first class manner consistent with the provisions of the Lease;

          (iv)  The sublease or assignment document shall evidence the Transferee's agreement to abide by all of the terms, covenants, conditions, provisions and agreements of this Lease and shall evidence the Transferee's agreement that in the event Landlord gives such Transferee notice that there is an Event of Default by Tenant under this Lease, such Transferee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the transfer or otherwise (except to credit such payments against sums due under this Lease), and any Transferee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

           (v)  An executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord promptly after its execution.

        12.3    Profits from Sublease or Assignment.    In the event of any assignment or subletting, Tenant shall remit to Landlord as Additional Rent each month during the remainder of the Term fifty percent (50%) of any Profits of Subletting. "Profits of Subletting" shall mean all rent or other sums received by Tenant from its assignee or sublessee in excess of the Base Rent and other charges paid by Tenant allocable to the sublet or assigned portion of the Property, less reasonable customary brokerage fees, reasonable attorneys' fees, and other customary transaction costs, directly incurred in connection with such assignment or subletting. The sums payable to Landlord under this Section 12 shall be paid to Landlord as Additional Rent promptly upon the payment of such sums by the assignee or subtenant to Tenant.

        12.4    Tenant Primarily Liable.    No assignment or subletting hereunder, whether or not with Landlord's consent and with no exceptions whatsoever, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. If Tenant's transferee, assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing its remedies against the transferee, assignee or sublessee.

Section 13

CASUALTY

        13.1    Repair.    If the Property is damaged or destroyed by fire or other casualty, and Landlord reasonably estimates in a writing delivered to Tenant that the Property can be repaired within one hundred eighty days (180) days after such casualty occurred (subject to Force Majeure), then, except as provided in Section 13.3 below, this Lease shall remain in effect and Landlord shall commence repair and restoration as soon as commercially reasonable. Rent shall abate for the portion of the Property which Tenant is unable to use until Tenant's use thereof is restored, and Landlord shall apply the proceeds of rental income insurance to Tenant's rent obligations for such period of time. If, in the reasonable estimate of Landlord, the Property cannot be fully repaired within said one hundred eighty (180) day period, Landlord or Tenant may elect to terminate this Lease by giving written notice to the other within thirty (30) days after becoming aware of the occurrence of the casualty. If this Lease is not so terminated, Landlord shall commence repair and restoration as soon as commercially reasonable, and shall pursue such repair and restoration with diligence, subject to Force Majeure, in which event this Lease shall remain in full force and effect. Landlord shall not be required to repair improvements or alterations to the Property made by Tenant. Notwithstanding anything to the contrary contained herein, if the Building is damaged by fire or other casualty and (i) the insurance proceeds received by Landlord on account of such damage are insufficient to pay for the necessary repairs, or (ii) Landlord's mortgagee does not permit Landlord to utilize the insurance proceeds to repair such damage, or (iii) governmental authorities do not grant all necessary approvals to rebuild or repair such damage, then Landlord may elect to terminate this Lease by giving Tenant written notice to Tenant.

        13.2    Last 18 Months of Term.    Landlord and Tenant shall each have the right to terminate this Lease if more than twenty five (25%) percent of the ground floor area of the Building is damaged or destroyed by fire or other casualty during the last eighteen (18) months of the Term (or during the last eighteen (18) months of any Extension Term) and Landlord reasonably estimates in a writing delivered to Tenant that the period required in order to restore the Building will extend beyond the earlier of (i) the scheduled Expiration Date of the Term (or applicable Extension Term), or (ii) sixty (60) days after the date of such casualty. Said termination shall not release Tenant from the obligations and liabilities of Tenant under this Lease which have accrued prior to the termination date. If Tenant elects to exercise an Extension Option pursuant to the Extension Options Rider, Section 13.2 shall be null and void unless the casualty loss takes place during the last 18 months of the Extension Term.

        13.3    Insurance Proceeds.    Upon any termination of this Lease under the provisions of this Section 13, all proceeds from insurance policies covering the Property (other than proceeds attributable to Tenant's personal properly) shall be disbursed and paid to Landlord.

        13.5    Express Agreement.    The agreements contained in this Section 13 provide a material part of the consideration for this Lease and Tenant waives the protection of any law now or hereafter in force which grants a tenant the right to terminate a lease in the event of the destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any damage to or destruction of the Property.

Section 14

EMINENT DOMAIN

        14.1    Complete Taking.    If the whole of the Property or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date possession is taken by the condemning authority. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder, or for the interruption of, or damage to, Tenant's business or for relocation expenses incurred by Tenant. Landlord shall be entitled to receive the entire award made for any "bonus value" of the leasehold estate created by this Lease.

        14.2    Partial Taking.    If only part of the Building or the Property is taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, the rent shall abate with respect to the part of the Building which is taken, and this Lease shall be otherwise unaffected by such taking provided, however, if ten percent (10%) or more of the Property shall be so taken and the remaining area of the Property shall not, in Tenant's reasonable business judgment, be reasonably adequate for Tenant to continue operation of its business at the Property, Tenant may terminate this Lease by giving Landlord written notice to that effect within thirty (30) days following the effective date of the Taking (or transfer in lieu thereof). If this Lease shall remain in effect as to the portion of the Property not taken, Landlord shall restore the improvements not taken as nearly as reasonably practicable to their condition prior to the Condemnation, provided that in no event shall Landlord be required to expend funds in excess of the amount actually received by Landlord with respect to such necessary repair or restoration. Landlord shall not be required to restore improvements or alterations to the Property made by Tenant.

        14.3    Temporary Taking.    If all or any portion of the Property is taken under power of eminent domain for a limited period of time, this Lease shall remain in full force and effect and Tenant shall obligation to perform all of the terms, conditions and covenants of this Lease, including, without limitation, the payment of all rents due hereunder, shall continue unabated. Tenant shall be entitled to receive credit for rent due for that portion of the award which is actually received by Landlord for any such temporary taking of the Property attributable to any period within the Term.

Section 15

SURRENDER OF PROPERTY

        15.1    Surrender of Property.    Upon expiration or earlier termination of the Lease, Tenant shall quit surrender possession of the Property to Landlord vacant, broom clean and dust-free, and maintained in good order and condition during the term hereof, except for ordinary aging of the Building, improvements and systems. "Ordinary aging" shall not include (i) any damage or deterioration that would have been prevented by good maintenance practice or repairs or replacements which Tenant should reasonably have made during the Term; (ii) damage caused by vibrations from Tenant's equipment or operations; (iii) damage caused by fork lift trucks or other vehicles or equipment hitting structural columns, doors or loading docks; or (iv) damage caused by equipment on, or penetrations in, the roof. Tenant shall, without expense to Landlord, remove or cause to be removed from the Building all debris and rubbish, all furniture, equipment, business and trade fixtures, racking and storage systems, alterations, improvements, electric, computer and telecommunications and security systems, wiring and cables, installed by or for Tenant, and items of personal property owned by Tenant or installed or placed on the Property by Tenant or any subtenant or assignee. Tenant shall repair all damage to the Property resulting from the installation, use and/or removal of such items. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, heaters or air conditioners or fencing or gates, except if installed by Tenant and required by Landlord to be removed. Nothing herein shall be construed to require Tenant to remove the alterations and improvements which are included in the Landlord's Work as set forth on Landlord's Work Rider.

        15.2    Abandoned Property.    Any and all personal property of Tenant remaining on the Property ten (10) days after the expiration or earlier termination of this Lease shall be deemed abandoned and at Landlord's election may either be retained by Landlord or may be removed from the Property at Tenant's expense and disposed of by Landlord at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to Tenant. The failure by Tenant to remove its property from the Property or to surrender the Property in the manner and condition required by this Lease, shall constitute a holdover.

Section 16

HOLDOVER

        16.1    In the event Tenant remains in possession of the Property after the expiration or earlier termination of this Lease (the "Holdover Period"), such holding over shall not be deemed to extend the Term or renew this lease but such holding over shall continue upon the terms, covenants and conditions of this Lease as a tenant at will except that, in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord Base Rent for the first two (2) months of the Holdover Period at the rate of 150% of the Base Rent payable during the last lease year of the Term, plus all items of additional rent and other charges with respect to the Property payable by Tenant during the Holdover Period prorated on a per diem basis based on the actual number of days of the Holdover Period. For any Holdover Period in excess of two (2) months, Tenant shall pay to Landlord Base Rent at the rate of 200% of the Base Rent payable during the last lease year of the Term, plus all items of additional rent and other charges with respect to the Property payable by Tenant during the Holdover Period prorated on a per diem basis based on the actual number of days of the Holdover Period. If the Property is not surrendered upon the Termination Date or prior expiration of the Term, in addition to the amounts set forth above, Tenant shall indemnify and hold harmless Landlord against any and all costs, losses, expenses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant and/or real estate broker founded upon such delay, and reasonable attorney's fees. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Property after the expiration of the Term of this Lease and Landlord expressly reserves the right to require Tenant to surrender possession of the Building to Landlord as provided in this Lease upon the expiration or earlier termination of the Lease. The sum due to Landlord hereunder shall be payable by Tenant upon demand.

Section 17

DEFAULT; REMEDIES

        17.1.    Events of Default.    Tenant shall be in default upon the occurrence of one or more of the following events (an "Event of Default"):

            (i)  Tenant fails to pay rent or any other sum of money which is due and required to be paid by Tenant hereunder within ten (10) days of notice by Landlord that such sum is due;

           (ii)  Tenant fails to perform or observe any other covenant, condition, or agreement of this Lease, which failure is not cured within thirty (30) days after the giving of notice thereof by Landlord (unless such default is of such nature that it cannot be cured within such thirty (30) period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter complete the curing thereof with diligence and continuity). Notice required hereunder shall be in lieu of, and not in addition to, any notice required by any law now or hereafter applicable;

          (iii)  Tenant's failure to cause to be released (by bond or otherwise) any mechanics liens filed against the Building or the Property within thirty (30) days after the date the same shall have been filed or recorded; or

          (iv)  The occurrence of any other event described as a default elsewhere in the Lease or any amendment thereto, regardless of whether such event is defined as an "Event of Default."

        No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Property, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

        Tenant agrees to pay as additional rent all reasonable attorneys' fees and other expenses incurred by Landlord in the enforcement of any of the agreements or obligations of Tenant under this Lease.

        17.2    Remedies.    On the occurrence of an Event of Default, without limiting any other right or remedy Landlord may have, without notice or demand, Landlord may:

            (i)  Terminate this Lease and Tenant's right to possession of the Property by any lawful means, in which event Tenant shall immediately surrender possession of the Property to Landlord.

           (ii)  Permit Tenant to remain in possession of the Property, in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease.

          (iii)  Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Property is located.

        17.3    Landlord's Right to Cure Tenant's Default.    If Tenant fails to make any payment or perform any act on its part to be made or performed pursuant to this Lease, then Landlord, without waiving or releasing Tenant from such obligation, may (but shall not be obligated to) make such payment or perform such act on Tenant's part, and the costs incurred by Landlord in connection with such payment or performance, together with Default Interest thereon, shall be paid on demand by Tenant to Landlord as additional rent.

        17.4    Cumulative Rights.    All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. A receipt by landlord of any installment of Base Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver or such breach, and shall not be deemed to have been waived unless expressed in writing and signed by Landlord. Landlord shall be entitled to accept less than the full amount due on account of Base Rent and Additional Rent without thereby waiving the right to collect the balance due, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance due. Landlord shall be entitled, to the same extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease or to a decree compelling performance or any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed Landlord by law.

        17.5    Mitigation.    In the event of a Default by Tenant, Landlord shall use commercially reasonable efforts to relet the Property or otherwise to mitigate its damages resulting from Tenant's default hereunder, taking into consideration other space in the vicinity of the Property which Landlord or any of its Affiliates has available for lease. Such reletting may be for periods greater or lesser than the balance of the Term, and on such terms and conditions, including free rent, remodeling, fixturing or other concessions, as are commercially reasonable. The proceeds of reletting shall be applied first to pay Reletting Expenses, then to pay Rent, any balance then to be retained by Landlord. Landlord's efforts to mitigate its damages shall be subject to the following criteria:

            (i)  Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Property until Landlord obtains full and complete possession of the Property including, without limitation, the final and unappealable legal right to re-let the Property free of any claim of Tenant.

           (ii)  Landlord shall have no obligation to lease the Property to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building.

          (iii)  Landlord shall have no obligation to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Property in a first-class manner.

          (iv)  Landlord shall have no obligation to expend any amount of money to alter, remodel, or otherwise make the Property suitable for use by a Substitute Tenant unless and until Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant's default under this Lease).

        17.6    Late Payment.    Tenant's failure to pay rent promptly or make other payments required under this Lease may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Any amount due from Tenant to Landlord hereunder which is not paid within ten (10) days of the date due shall bear interest at the rate equal to the lower of fourteen percent (14%) per annum ("Default Interest Rate") or the maximum lawful rate of interest from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) If Base Rent is not paid within ten (10) days after the same is due, a late charge equal to three percent (3%) of the amount overdue shall be assessed from the due date of such payment and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (ii) An additional charge of $50.00 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

        17.7    Inducement Provisions Void on Default.    Any provision for any period of free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash, tenant improvement allowance, or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Inducement Provisions shall be deemed spread over the Initial Term of the Lease. Upon breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any unamortized (over the Initial Term) portion of free rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord. The acceptance by Landlord of rent or the cure of the breach which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

        17.8    Landlord's Default.    Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease, unless Landlord fails to perform such obligation within thirty (30) days after the delivery of written notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. If Landlord fails to cure such non-performance within the required time period, Tenant shall have the right, but not the obligation, to cure Landlord's default, and the reasonable costs incurred by Tenant in connection therewith shall be paid by Landlord to Tenant within thirty (30) days of Tenant's written request therefor, which request shall be accompanied by reasonable proof of such costs. Tenant shall not have the right to off-set any costs incurred in connection therewith against its obligations to pay Base Rent, Additional Rent or any other charge under this Lease but Tenant shall have all other remedies available at law or in equity for any default of Landlord, subject to Section 18.3 below. Landlord agrees to pay reasonable attorneys' fees and other out-of-pocket expenses incurred by Tenant in the enforcement of any of the agreements or obligations of Landlord under this Lease.

Section 18

INDEMNIFICATION; EXEMPTION OF LANDLORD FROM LIABILITY

        18.1    Indemnification by Tenant.    Subject to the insurance and waiver of subrogation provisions contained in Section 5 of this Lease, Tenant shall indemnify and hold harmless Landlord, Sudler Construction Co., Inc., Sudler Management Company, L.L.C., Landlord's Mortgagee and Landlord's managing agent, and their respective officers, shareholders, partners, managers, members, agents, contractors, invitees and employees (collectively the "Landlord Indemnitees"), from and against all liability, claims or costs, including reasonable legal fees, arising from (i) Tenant's use or occupancy of the Building or the Property or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Building or the Property; (ii) any breach of this Lease by Tenant; (iii) any other act or omission of Tenant or any negligence of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Property; or (iv) any injury to person or damage to property occurring on or about the Property during the Term. Tenant' shall further indemnify, defend and hold Landlord Indemnities harmless from and against any and all claims arising from and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. As between Tenant and Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Building from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall defend the Landlord Indemnitees against any such claim of a third party, with counsel reasonably acceptable to Landlord.

        18.2    Indemnification by Landlord.    Subject to the insurance and waiver of subrogation provisions contained in Section 5 of this Lease, Landlord shall indemnify and hold harmless Tenant, its officers, shareholders, partners, managers, members, agents, contractors, invitees and employees (collectively the "Tenant Indemnitees") from and against all liability, claims or costs, including reasonable legal fees, arising from any breach of this Lease by Landlord or arising from the negligence or misconduct of Landlord. Landlord shall defend the Tenant Indemnitees against any such liability, claim or cost with counsel reasonably acceptable to Tenant. The obligation of Landlord under this Paragraph shall survive expiration or earlier termination of the Term.

        18.3    Landlord's Liability Limited.    There shall be no personal liability of the Landlord or Tenant or Tenant as the case maybe, or any partner, stockholder, agent, employee, officer, manager, member, director or other principal of Landlord, or Tenant, as the case may be, in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Property. No other assets of Landlord or any principal of Landlord shall under any circumstances be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

Section 19

FORCE MAJEURE

        19.1    Force Majeure.    If either party is unable to perform any of its obligations due to events beyond such party's reasonable control, the time provided to such party for performing such obligations shall be extended by a period of time equal to the duration of such events, and the other party shall not be entitled to any claim against such party by reason thereof. Events beyond a party's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, weather conditions, labor or material shortages, or unusual governmental delay. Nothing herein shall delay or affect Tenant's obligation to pay Base Rent, Real Property Impositions or other items of Additional Rent payable by Tenant under this Lease as the same becomes due.

Section 20

ESTOPPEL STATEMENT & FINANCIAL STATEMENTS

        20.1    Estoppel Statement.    Tenant and Landlord shall each be obligated, at any time and from time to time, upon not less than thirty (30) days' prior written notice from the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying on information and belief the following information, (but not limited to the following information in the event further information is reasonably requested by the other party or Landlord's Mortgagee): (i) the Commencement Date; (ii) the Expiration Date; (iii) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (iv) the Base Rent; (v) dates to which the rental and other charges are paid in advance, if any; (vi) the amount of Tenant's security deposit; and (vii) acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of the other party hereunder, or specifying such defaults, events or conditions, if any are claimed.

        20.2    Financial Statements.    Landlord and Tenant acknowledge that Tenant's financial statements can be obtained by Landlord through public filings. If at any time during the Term Tenant's financial statements cannot be obtained through public filings, then Tenant agrees that within twenty (20) business days after Landlord's written request, Tenant shall deliver to Landlord such financial statements as are reasonably required to verify the net worth of Tenant in connection with a proposed sale or financing of the Property by Landlord. Any such statement may be given by Landlord to and relied upon by any Landlord's Mortgagee or prospective encumbrancer of the Property, but (with respect of non-public information) otherwise shall be kept confidential by Landlord and such Landlord's Mortgagee or prospective encumbrancer and if Tenant requests, such parties will agree to execute and deliver to Tenant a confidentiality agreement in form and substance reasonably satisfactory to Tenant and such party(ies).

Section 21

QUIET ENJOYMENT

        21.1    Quiet Enjoyment.    For as long as Tenant pays the Base Rent and additional rent and performs its other obligations under this Lease, Tenant shall have quiet possession of the Property for the term provided by this Lease, subject to the provisions of this Lease.

Section 22

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

        22.1    Subordination.    This Lease is subject and subordinate to all mortgages and deeds of trust which now or hereafter affect the Property, including all renewals, modifications, consolidations, replacements and extensions thereof, conditioned upon the execution of a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") reasonably acceptable to both Tenant and Landlord's lender. Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lender holders deem necessary or desirable for purposes thereof, provided such documents or instruments do not limit Tenant's rights and remedies or expand Tenant's liabilities and obligations under the Lease. Tenant acknowledges that Landlord's interest in this Lease has been assigned as security to Metropolitan Life Insurance Company its successors and/or assigns ("Landlord's Mortgagee"), and that the consent of Landlord's Mortgagee is required for any material amendment or modification hereof.

        22.2    Nondisturbance.    Landlord shall obtain from the Landlord's Mortgagee an SNDA substantially in the form attached hereto as the Subordination and Non-Disturbance Rider within thirty (30) days of the execution of this Lease. Tenant agrees, within twenty (20) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments reasonably requested by Landlord and reasonably approved by Tenant necessary or proper to assure compliance with these terms, provided that such documents do not limit Tenant's rights and remedies or expand Tenant's liabilities and obligations under the Lease..

        22.3    Attornment.    Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease. Tenant shall, within ten (10) business days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Section 23

SECURITY DEPOSIT

        23.1    Security Deposit.    If Tenant is in default under this Lease (beyond applicable grace and cure periods) more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, Landlord shall have the right to require that Tenant deposit an amount equal to two (2) months' Base Rent at the rate in effect at the time of the second default. Tenant shall deposit such Security with Landlord within ten (10) days after Landlord's written demand therefor. Landlord shall have the right to use the Security Deposit to cure any default of Tenant hereunder, including, but not limited to, payment of Base Rent, Additional Rent, Service Fees, Default Interest, maintenance of the Property, or other debts of Tenant due Landlord, or repair or replacement of damage to the Property. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's demand therefor. Provided Tenant has fully complied with all of the terms of this Lease, Landlord shall return the remaining Security Deposit to Tenant without interest within ninety (90) days after the surrender of the Property by Tenant. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease.

Section 24

BROKER

        24.1    Indemnity.    Each party represents to the other that it did not deal with any real estate broker in connection with this Lease and that it knows of no person or entity, other than a real estate broker whose identity is set forth in Section 1(l), who is or might be entitled to a commission, finder's fee or other like payment in connection with this Lease other than as set forth in Section 1(l). Landlord shall pay the brokers identified in Section 1(l) of this Lease a fee which shall be negotiated between Landlord and such brokers by separate agreement, and Landlord shall hold Tenant harmless against the fee of the brokers identified in Section 1(l). No obligation to pay brokerage commissions or fees shall be enforceable against Landlord's Mortgagee and all such commissions or fees shall be subordinate to the rights of Landlord's Mortgagee. Each party hereby indemnifies and agrees to hold the other and their agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that may be incurred as a result of claims by brokers, other than the broker identified in Section 1(l), purporting to represent the indemnifying party. Under no circumstances shall Landlord be obligated at any time, whether with respect to the Initial Term or to any extension of the Term or expansion of the Property, to pay more than one broker who purports to represent Tenant, and Tenant specifically indemnifies Landlord against such event.

Section 25

NOTICES

        25.1    Notices.    All notices required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery or attempted delivery. Notice to Landlord shall be addressed to the Landlord's address as set forth in Section 1 hereinabove. Notice to Tenant shall be addressed to the attention of William R. Stark at the Tenant's address set forth in Section 1 hereinabove, with a copy to Tenant's General Counsel at the Tenant's address set forth in Section 1 hereinabove, and with a copy to Joel N. Jacobson, Esq., Norris McLaughlin & Marcus, 721 Route 202-206, Bridgewater, NJ 08807. Either party may by notice to the other specify a different address for notice purposes. Notice given by a party's attorney or authorized representative shall be deemed notice given by such party. In the event that Landlord or Tenant is required by law or any provision of this Lease to give notice to more than one individual or entity, failure to give notice to one individual or entity shall not invalidate nor render ineffective notice actually given to any other individual(s) or entities.

Section 26

MEMORANDUM OF LEASE

        26.1    Memorandum of Lease.    Tenant shall not record this Lease. However, either Landlord or Tenant may require that a memorandum of this Lease executed by both parties be recorded. Such memorandum shall include such portions of this Lease as either party may reasonably require, but shall not specify the amount of Base Rent payable hereunder.

Section 27

RESERVATIONS

        27.1    Reservations.    Landlord reserves to itself such access and utility easements over, under and across the Property as may be required by Landlord from time to time in connection with the ownership, use or operation of any other property of Landlord or any affiliated party of Landlord. No such easement shall adversely affect Tenant's use of the Property. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Property by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

Section 28

MAINTENANCE OF LIBERTY WAY

        28.1    Landlord is in the process of dedicating Liberty Way to the Town of Cranbury as a public roadway. If Liberty Way does not become a public roadway prior to the Commencement Date, then Liberty Way will be a Common Area, to be used by Tenant in common with Landlord and tenants of 200 Liberty Way. During any period of time when Liberty Way is a Common Area, Landlord shall maintain and repair Liberty Way, keep Liberty Way free of accumulations of ice and snow, and maintain landscaping and lighting adjacent to Liberty Way as required by the Town of Cranbury. The cost of any maintenance and snow removal while Liberty Way is a Common Area shall be shared by Tenant and the tenants of 200 Liberty Way. Tenant's share ofsuch maintenanceand repair costs shall be 56.40% ("Tenant's Liberty Way Share"). Tenant shall pay as Additional Rent Tenant's Liberty Way Share for any calendar year which occurs wholly or partially during the Term of this Lease. The Liberty Way expenses shall be apportioned so that Tenant shall pay only such portion of the expenses attributable to the Term of this Lease following the Commencement Date. In no event shall Tenant be responsible for any repair costs or capital expenses relating to the maintenance of Liberty Way.

Section 29

MISCELLANEOUS

        29.1    The failure of either party to insist on strict performance of any provision of this Lease, or to exercise any right contained herein, shall not be construed as a waiver of such provision or right in any other instance. All amendments to this Lease shall be in writing and signed by both parties.

        29.2    Entire Understanding.    Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement, estimate, or warranty except such as may be expressly set forth in this Lease. It is agreed by Landlord and Tenant that no amendment or modification of this Lease shall be valid or binding unless executed in writing by Landlord and Tenant. No provision of this Lease shall be altered, waived, amended, or extended except in writing executed by Landlord and Tenant. The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other.

        29.3    Waiver of Trial by Jury.    Landlord and Tenant hereby waive trial by jury in any legal proceeding brought by either of them against the other with respect to any matters arising out of or in any way connected with this Lease or the Property.

        29.4    Jurisdiction and Venue.    This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. No conflicts of law rules of any state or country (including, without limitation, New Jersey conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than New Jersey. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of New Jersey, with venue in the County of Middlesex. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of New Jersey in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by New Jersey law and consent to the enforcement of any judgment so obtained in the courts of the State of New Jersey on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of New Jersey were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

        29.5    Signing Authority.    Landlord and Tenant each hereby represent and warrant that this Lease is binding upon said entity in accordance with its terms, and that each signatory is duly authorized to execute and deliver this Lease.

        29.6    Consequential Damages.    Except as otherwise provided in this Lease, neither party shall be liable for consequential damages arising from any negligence, torturous act, breach of any term, covenant or obligation under this Lease, or any other act or omission affecting this Lease.

        29.7    Binding Effect.    This Lease shall be binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant; provided, however, Landlord shall have no obligation to Tenant's successor or transferee unless the interest of Tenant's successor or transferee in this Lease is acquired in accordance with the provisions of this Lease.

        29.9    NO OPTION.    THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE BUILDING UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE BUILDING IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE APPROVAL OF LANDLORD'S MORTGAGEE AND THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

        29.10    A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the date first set forth above.

LANDLORD: Cransud One, L.L.C.
WITNESS:
/s/ RUTH FREIDMAN Print Name:	By: /s/ PETER D. SUDLER Peter D. Sudler
Its: Manager
TENANT:
ATTEST:	United Stationers Supply Co.
By: /s/ MARK C. STANDEFER Print Name: Its: Assistant Secretary	By: /s/ RICHARD C. GOCHNAUER Print Name: Its: CEO

RENT RIDER

Date of Lease:	November 4, 2004
Landlord:	Cransud One, L.L.C.
Tenant:	United Stationers Supply Co.
Property:	100 Liberty Way, Cranbury, New Jersey

        1.     The Base Rent payable by Tenant to Landlord during the Term shall be at the annual amounts and for the periods and be payable in the monthly installments as follows:

Period	PSF	Monthly Installment	Annual Amount
Base Rent Commencement Date through end of First Lease Year *	$4.60	$219,657.67	$2,635,892.04
Second through Fifth Lease Years	$4.60	$219,657.67	$2,635,892.04
Sixth through Tenth Lease Years	$5.29	$252,606.32	$3,031,275.84
Eleventh through Fifteenth Lease Years	$6.08	$290,330.13	3,483,961.56

        (*Pursuant to Section 2.2 of this Lease, the first Lease Year shall commence on the Commencement Date and shall end twelve (12) months from the last day of the month in which the Base Rent Commencement Date falls.)

Initials:
Landlord
Tenant

EXTENSION OPTIONS RIDER

Date of Lease:	November 4, 2004
Landlord:	Cransud One, L.L.C.
Tenant:	United Stationers Supply Co.
Property:	100 Liberty Way, Cranbury, New Jersey

        1.    Grant of Options.    Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant two options ("Extension Option(s)") to extend the Term following the expiration of the original term hereof (the "Initial Term") for additional terms of five (5) years each ("Extension Term(s)").

        2.    Exercise of Options.    Each Extension Option shall be exercised only by written notice (the "Extension Notice") delivered to Landlord in accordance with the notice provisions of the Lease at least ten (10) months before the expiration of the Initial Term or the expiration of the current Extension Term, as the case may be. Time shall be of the essence with respect to delivery of the Extension Notice and if Tenant fails to deliver any Extension Notice within the specified time period, the Extension Option related thereto and succeeding Extension Options (if any) shall lapse, and Tenant shall have no further right to extend the Term.

        3.    Condition Precedent to Options.    Each Extension Option shall be exercisable by Tenant and the Lease shall continue for the applicable Extension Term only if, at the time Landlord receives the Extension Notice and at the commencement of the applicable Extension Term, Tenant shall not be in default of any of the provisions of the Lease past any applicable grace or cure period.

        4.    Extension Term Provisions.    The Extension Terms shall be on all of the same terms and conditions set forth in the Lease and applicable to the Initial Term, except as follows:

          (A)  The Base Rent during the First Extension Term shall be the higher of (i)115% of the Base Rent payable during the last year of the Initial Term; or (ii) Fair Market Rent at the commencement of the First Extension Term.

          (B)  The Base Rent during the Second Extension Term shall be the higher of (i) 115% of the Base Rent payable during the First Extension Term; or (ii) Fair Market Rent at the commencement of the Second Extension Term.

          (C)  Fair Market Rent shall be established as follows:

            (a)   Within ten (10) days after Tenant exercises its option to renew, Landlord will advise Tenant of Landlord's determination of Fair Market Rent for the Extension Term ("Landlord's FMR Notice"). If Landlord and Tenant cannot agree on the fair market rate for the Extended Term within ten (10) days after Landlord's FMR Notice, then Landlord shall provide Tenant with a statement from a qualified real estate appraiser stating the appraiser's opinion of Fair Market Rent and that it has been determined in accordance with this Section.

            (b)   If Tenant disagrees with Landlord's appraisal, then Tenant shall have ten (10) days to submit to Landlord an appraisal by a qualified real estate appraiser of Fair Market Rent effective as of the commencement date of the Extension Term. If the higher estimate is not more than one hundred five percent (105%) of the lower estimate, Fair Market Rent shall be established as the average of the two appraisals. If not, the two appraisers acting on behalf of Landlord and Tenant shall, within fifteen (15) days after Tenant's appraisal has been submitted, jointly appoint a third qualified real estate appraiser (the "Referee"). If the two appraisers are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association.

            (c)   The Referee shall, within thirty (30) days after appointment, render his decision which decision shall be strictly limited to choosing one of the two determinations made by the two appraisers chosen by Landlord and Tenant with respect to Fair Market Rent. The decision of the Referee shall be binding upon the parties. Landlord and Tenant shall each pay for their own appraisal, and the cost of the Referee shall be shared equally by Landlord and Tenant. In determining Fair Market Rent, the appraisers shall each take into account the amount of space and length of term taken by the Tenant; and rent in comparable buildings in the relevant competitive market.

            (d)   Notwithstanding the foregoing, in the event that Landlord and Tenant cannot agree as to the Fair Market Rent within thirty (30) days after Tenant's Extension Notice, then Tenant may withdraw it's Extension Notice within such thirty (30) period and Tenant shall be deemed not to have exercised its Extension Option. If Tenant does not withdraw its Extension Notice within such thirty (30) day period, then the determination of Fair Market Rent shall proceed as outlined hereinabove and the parties shall be obligated to extend the Term at the Fair Market Rent determined by the appraisers and/or Referee.

Initials:
Landlord
Tenant

RULES AND REGULATIONS RIDER

Date of Lease:	November 4, 2004
Landlord:	Cransud One, L.L.C.
Tenant:	United Stationers Supply Co.
Property:	100 Liberty Way, Cranbury, New Jersey

        1.     Tenant shall not cause or permit any overloading of the floors of the Building or in any way deface the Building. Prior to bringing any heavy safes, vaults, or other heavy equipment into the Property, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rules and Regulations Rider nor relieve Tenant from responsibility for any damage caused by such heavy objects. Any such safe, vault or other equipment or object which Landlord reasonably determines to constitute a danger of damage to the Property, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant's cost, upon Landlord's written notice of such determination and demand for removal thereof. Landlord represents that the floor is 7" concrete, designed to support a load of 4,000 pounds per square inch.

        2.     Tenant shall not install or erect any aerial or antenna on the roof or exterior of the Building nor place any equipment or other items upon or through the roof, or cause openings to be made in the roof, without Landlord's prior written consent. Tenant shall use a roofing contractor designated by Landlord for any roof work so long as there is a warranty covering the roof. After the expiration of the roof warranty, Landlord shall not unreasonably withhold or delay consent to the use of a roofing contractor selected by Tenant.

        3.     No storage of any goods, equipment or materials shall be permitted outside the Building on the Property other than construction materials during any permitted Alterations. Tenant shall keep all trash, garbage, waste or other refuse in sealed sanitary containers and shall regularly and frequently remove same from the Property. Tenant shall keep all containers or other equipment used for storage in a clean and sanitary condition.

        4.     Tenant shall keep the sewage disposal system in good operating condition and free of all obstructions.

        5.     Tenant shall, at its own cost, retain a licensed, bonded professional pest and sanitation control service to perform inspections of the Building with reasonable frequency for the purpose of eliminating infestation by and controlling the presence of insects, rodents and vermin and shall promptly cause any corrective or extermination work recommended by such service to be performed. Such work shall be performed pursuant to a written contract, a copy of which shall be delivered to Landlord by Tenant upon request. Tenant shall deliver copies of inspection reports to Landlord.

        6.     Tenant shall not place any signs, advertisements or notices on the Property without Landlord's prior written approval. Tenant shall obtain any necessary permits and comply with all applicable laws, codes, and regulations governing signage. In no event shall any sign be installed on the roof or above the parapet height of the Building. Tenant shall remove its signs upon termination of this Lease and restore the Property to its condition prior to installation of the signs, including but not limited to, patching of holes and cleaning or repainting to obscure any residual impression or image of the removed sign. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant.

        7.     Tenant shall promptly repair all damage done to the Property by moving or maintaining furniture, temporary office facilities, racking, freight or other personal property or equipment.

        8.     Tenant shall not use or keep in the Property any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord or approved under the Lease.

        9.     Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Property in any manner except as reasonably approved by Landlord. Landlord's approval of Tenant's installations shall not be deemed to relieve Tenant from the obligation of restoring the Property and repairing any damage caused by such installations prior to the termination of the Lease and surrender of the Property.

        10.   Except with respect to the office space, which may be secured by Tenant as it sees fit in its sole discretion, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Nothing herein shall deny Tenant the right to padlock the dock doors without providing keys to Landlord. Tenant must, upon the termination of its tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord's locksmith only.

Initials:
Landlord
Tenant

SUBORDINATION AND NON-DISTURBANCE RIDER

Date of Lease:	November 4, 2004
Landlord:	Cransud One, L.L.C.
Tenant:	United Stationers Supply Co.
Property:	100 Liberty Way, Cranbury, New Jersey

[SEE SCHEDULE 1 TO THIS RIDER ATTACHED
HERETO AND MADE A PART HEREOF]

SCHEDULE 1 TO SUBORDINATION AND NON-DISTURBANCE RIDER

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:
, Esq.

SUBORDINATION,
NONDISTURBANCE
AND ATTORNMENT AGREEMENT

NOTICE:
THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS

Execution Date:

Lender & Address:
Metropolitan Life Insurance Company, a New York corporation
10 Park Avenue
Morristown, New Jersey 07962
Attn: Senior Vice President
         Real Estate Investments

with a copy to:

Metropolitan Life Insurance Company

Attn:

Tenant & Address:

Landlord & Address:

Loan: A first mortgage loan in the original principal amount of $ from Lender to Landlord.

Note: A Promissory Note executed by Landlord in favor of Lender in the amount of the Loan dated as of

Mortgage: A Mortgage, Security Agreement and Fixture Filing dated as of executed by Landlord, to Lender securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of covering the Premises. [Add amendments]

Property: [Property Name] [Street Address 1] [City, State, Zip] The Property is more particularly described on Exhibit A.

        THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Lender and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

        A.    Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

        B.    Lender has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Mortgage.

        C.    Landlord, Tenant and Lender all wish to subordinate the Lease to the lien of the Mortgage.

        D.    Tenant has requested that Lender agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Lender forecloses the Mortgage, or acquires the Property pursuant to the power of sale contained in the Mortgage or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Lender or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

        1.    Subordination.    The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Mortgage and the lien of the Mortgage, to all rights of Lender under the Mortgage and to all renewals, amendments, modifications and extensions of the Mortgage.

        2.    Acknowledgements by Tenant.    Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Lender as security for the Loan. In the event that Lender notifies Tenant of a default under the Mortgage and requests Tenant to pay its rent and all other sums due under the Lease to Lender, Tenant shall pay such sums directly to Lender or as Lender may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

        3.    Foreclosure and Sale.    In the event of a Foreclosure Sale,

          (a)   So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and Lender will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Lender as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Lender's acquisition of title to the Property, Lender will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Lender shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including

  Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Lender; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Lender.

          (b)   Upon the written request of Lender after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

          (c)   Notwithstanding any provisions of the Lease to the contrary, from and after the date that Lender acquires title to the Property as a result of a Foreclosure Sale, (i) Lender will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Lender is in default of its obligations under the Lease; (iii) Lender shall not be required to grant nondisturbance to any subtenants of Tenant; (iv) in no event will Lender be obligated to indemnify Tenant, except where Lender is in breach of its obligations under the Lease or where Lender has been actively negligent in the performance of its obligations as landlord; and (v) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Lender and Tenant agree to submit a particular dispute to arbitration.

          (d)   If Lender acquires title to the Property as a result of a Foreclosure Sale, the Lease shall be automatically amended as set forth in Exhibit B.

        4.    Subordination and Release of Purchase Options.    Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Lender and any Foreclosure Purchaser.

        5.    Acknowledgment by Landlord.    In the event of a default under the Mortgage, at the election of Lender, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Lender.

        6.    Construction of Improvements.    Lender shall not have any obligation or incur any liability with respect to the completion of the tenant improvements located in the Premises are located at the commencement of the term of the Lease.

        7.    Notice.    All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

        8.    Miscellaneous.    Lender shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Mortgage. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

        9.    Liability and Successors and Assigns.    In the event that Lender acquires title to the Premises or the Property, Lender shall have no obligation nor incur any liability in an amount in excess of $3,000,000 and Tenant's recourse against Lender shall in no event exceed the amount of $3,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Lender assigns or transfers its interest in the Note and Mortgage or the Property, all obligations and liabilities of Lender under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Lender's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Lender.

        IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

LENDER:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation
By
Its
TENANT:
LANDLORD:

STATE OF

COUNTY OF

        I hereby certify that on this            day of                        , 200    before me, the subscriber, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                                                         (Seal)
(notary)

STATE OF

COUNTY OF

        I hereby certify that on this            day of                        , 200    before me, the subscriber, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                                                         (Seal)
(notary)

STATE OF

COUNTY OF

        I hereby certify that on this            day of                        , 200    before me, the subscriber, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                                                         (Seal)
(notary)

EXHIBIT B

        In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to the power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of the foreclosure, the Lease shall be amended as follows:

        The undersigned Guarantor to the Lease hereby consents to the foregoing Subordination, Nondisturbance and Attornment Agreement and reaffirms that the Guaranty of Lease dated                         remains in full force and effect as of the date of the foregoing Subordination, Nondisturbance and Attornment Agreement.

GUARANTOR:
a
By
Its

LANDLORD'S WORK RIDER

Date of Lease:	November 4, 2004
Landlord:	Cransud One, L.L.C.
Tenant:	United Stationers Supply Co.
Property:	100 Liberty Way, Cranbury, New Jersey

        THIS LANDLORD WORK RIDER sets forth the terms, conditions and procedures agreed upon by Landlord and Tenant for construction of certain alterations and improvements to the Property.

        1.    Certain Definitions.    As used in this Landlord Work Rider, the term "Project Improvements" shall mean those improvements (including all line items) set forth (and subject to the notations and exclusions) in Schedule 1 attached hereto and set forth on the Final Plans (as defined below). "Landlord's Work" means the completion of the Project Improvements.

        2.    Completion of and Payment For Project Improvements.    Landlord shall use its commercially reasonable and diligent efforts to complete the construction and installation of the Project Improvements on or before the Anticipated Commencement Date. Payment for the Project Improvements shall be the responsibility of the parties as set forth on Schedule 1 to this Landlord's Work Rider, attached hereto and made a part hereof.

        3.    Designation of Representatives.

          3.1.    Representatives.    With respect to the planning, design and construction of the Project Improvements, Landlord hereby designates Steven Spinweber as "Landlord's Representative" and Tenant hereby designates William R. Stark as "Tenant's Representative." Tenant hereby confirms that Tenant's Representative has full authority to act on behalf of and to bind Tenant with respect to all matters pertaining to the planning, design and construction of the Project Improvements. Landlord hereby confirms that Landlord's Representative has full authority to act on behalf of and to bind Landlord with respect to all matters pertaining to the planning, design and construction of the Project Improvements. Either party may change its designated representative upon five (5) days prior written notice to the other party.

        4.    Project Architect.    Mitchell & Hugeback Architecture, or such other licensed architectural firm reasonably selected by Landlord ("Project Architect"), shall act as the Project Architect with respect to the design and construction of the Project Improvements. The Project Architect shall issue to both Landlord and Tenant an architect's certificate ("Architect's Certificate") upon Substantial Completion (as defined below) of the Project Improvements, certifying the Substantial Completion of the Project Improvements in accordance with the Final Plans.

        5.    Project Improvement Plans.

          5.1    Plans and Specifications.    As of the date of this Lease, Landlord and Tenant have approved that certain set of plans for the Project Improvements prepared by the Project Architect, as more particularly described and referenced in Schedule 1. The parties acknowledge and agree that the design and construction of the Project Improvements will be consistent with the plans described in Schedule 1.

          5.2    Final Plans.    Landlord and Tenant will work together to mutually agree upon final plans and specifications for the Project Improvements, which shall be prepared by the Project Architect consistent with the plans referenced in Schedule 1, subject to changes, if any, mutually agreed upon by the parties in accordance with the terms of this Rider (the "Final Plans"). Included in the Final Plans shall be the civil, architectural and structural plans for the Project Improvements and the landscape plan for the Project. When the Final Plans have been approved by Landlord and

  Tenant, the Project Architect shall promptly submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit for the Project Improvements.

          5.3    No Representations.    Landlord's participation in the preparation of plans and cost estimates for the Project Improvements and the construction thereof shall not constitute any representation or warranty, express or implied, that the Project Improvements, even if built in accordance with the Final Plans, will be suitable for Tenant's intended purpose. Tenant acknowledges and agrees that the Project Improvements have been specified by Tenant and the specifications and design requirements for such Improvements are not within the special knowledge or experience of Landlord. Landlord's sole obligation shall be to arrange the construction of the Project Improvements in accordance with the requirements of the Final Plans and the provisions of this Landlord's Work Rider.

        6.    Change Orders.

          6.1    Processing of Change Orders.    After the parties approve the Final Plans, any further changes to the Final Plans shall require the prior written approval of both parties, which approval shall not be unreasonably withheld or delayed. If either Landlord or Tenant desires any change in the Final Plans, such changes may only be requested by the delivery to the other party, of a proposed written "Change Order" specifically setting forth the requested change. Landlord shall have the right to disapprove a proposed change on the basis that such proposed change (i) is inconsistent with zoning or other legal requirements or any recorded restrictions affecting the Property, (ii) would have a material adverse impact on the balance of the Property, (iii) will adversely affect the appearance of the exterior of the Building, (iv) would adversely affect the structural integrity of the Building, (v) would materially adversely affect the Building's electrical, ventilation, plumbing, elevator, mechanical, air conditioning or other similar systems, (vi) would materially affect the layout of the Building as approved in the Final Plans, or (vii) involves the use of inferior materials to those approved in the Final Plans; provided that Landlord shall otherwise have no right to disapprove of a proposed change. Tenant may disapprove a proposed change only on the basis that such proposed change (A) is materially inconsistent with the Final Plans approved by Tenant, or (B) is reasonably expected to delay completion of the Project Improvements beyond the Target Commencement Date. Landlord shall have five (5) business days ("Landlord Change Order Approval Period") from the receipt of the proposed Tenant Change Order to provide Tenant with Landlord's disapproval stating the reason(s) for such disapproval, or if the Landlord approves the proposed change to deliver, the following items: (x) a summary of any Change Order Cost (defined in Section 6.2 below), and (y) a statement of the Change Order Delay (as defined in Section 6.3 below), if any. Tenant shall then have five (5) business days ("Tenant Change Order Approval Period") to approve the Change Order Cost and the Change Order Delay. If Tenant approves these items, Landlord shall promptly execute the Tenant Change Order and cause the appropriate changes to the Final Plans to be made. If Tenant fails to respond to Landlord within such Tenant Change Order Approval Period, the Change Order Cost and the Change Order Delay shall be deemed disapproved by Tenant and Landlord shall have no further obligation to perform any Work set forth in the proposed Tenant Change Order. If Landlord requests a Change Order, such request shall set forth the items referenced in clauses (x) and (y) above, and Tenant shall respond in writing to such request within five (5) business days of Landlord's submission. Tenant agrees to be reasonable in reviewing and approving Landlord's request for a Change Order.

          6.2    Change Order Cost.    As used herein, "Change Order Cost" shall mean (i) the net increase in costs caused by or resulting from the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, general contractor's overhead and profit together with (ii) a fee in the amount of ten percent (10%) of any net increase in costs resulting from a Change Order requested by Tenant pursuant to this Section 6, which fee shall reimburse Landlord for the expense of administration and coordination of such Change Order by Landlord's Representative. Tenant shall pay for any Change Order Cost resulting from a Tenant Change Order. Tenant shall not be responsible to pay for any Change Order not requested by Tenant and approved in writing.

          6.3    Change Order Delay.    As used herein, "Change Order Delay" shall mean the delay caused by or resulting from a Tenant Change Order, including, without limitation, design and construction delays, provided Landlord shall have diligently pursued performance of the Tenant's Change Order.

        7.    Commencement Date.    The Commencement Date shall occur on the date of Substantial Completion of the Project Improvements. If there is any delay in the Commencement Date and such delay is a result of a Tenant Delay (defined below), then notwithstanding anything to the contrary set forth in the Lease or this Landlord's Work Rider and regardless of the actual date of Substantial Completion of the Project Improvements, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay had occurred. The parties acknowledge that the expansion of the parking area is weather-sensitive and may not be substantially completed by the anticipated Commencement Date. The expansion of the parking areas shall be an exception to the requirement that Landlord's Work be substantially complete prior to the Commencement Date and the inability of Landlord to substantially complete the expansion of the parking areas shall not delay the Commencement or Base Rent Commencement Dates.

        8.    Tenant Delay.    As used herein, "Tenant Delay" means any actual delay in the completion of the Project Improvements and/or issuance of official permission for occupancy resulting from any or all of the following: (1) the failure of Tenant (its agents, employees or contractors) to timely perform any of its obligations pursuant to this Landlord's Work Rider, and any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to this Landlord's Work Rider; (2) Tenant's request for materials, finishes, or installations which at the time of such request are not readily available; (3) Change Order Delays arising out of a Tenant Change Order; (4) Tenant's failure to timely approve or disapprove (within the time periods specified in this Landlord's Work Rider) any matter requiring Tenant's approval hereunder, unless such matter is thereby deemed approved in accordance with the terms of this Landlord's Work Rider; (5) Tenant's use of non-compatible labor in connection with any Tenant work which results in strikes, boycotts, slowdowns or other delay; (6) Tenant work or Tenant permits which interfere with Landlord's work or delay the issuance of a temporary or permanent certificate of occupancy; or (7) any other act or omission by Tenant, Tenant's Representative, Tenant's employees, agents, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant, provided written notice is given to Tenant within five (5) days of any alleged Tenant Delay.

        9.    Meetings.    At least monthly, Landlord and/or Developer shall schedule and attend progress meetings, walk-throughs or other meetings with the Project Architect, the Contractor, Tenant and Tenant's Representative, to discuss the progress of the construction of the Improvements ("Meetings"). Tenant shall designate in writing the person or persons appointed by Tenant in addition to Tenant's Representative to attend the Meetings and such designated parties shall be entitled to be present at and to participate in the discussions during all Meetings, but Landlord and/or Developer may conduct the Meetings even if Tenant's appointees are not present.

        10.    Substantial Completion; Punch List.    As used herein, the term "Substantial Completion" or "Substantially Complete" shall mean the date upon which (i) the Project Improvements (with the exception of the Parking Area expansion work) have been completed in accordance with the applicable portion(s) of the Final Plans and any applicable Change Order, notwithstanding that minor details or adjustments not affecting the use of such Project Improvements (or relevant portion thereof) remain to be completed; (ii) the Project Architect issues the Architect's Certificate confirming the Substantial Completion of the Project Improvements (excepting Parking Area work) shown in the mutually approved Final Plans, subject only to Punch List Items; and (iii) issuance of a temporary or permanent certificate of occupancy. The date on which Landlord has both a temporary or permanent certificate of occupancy, and the Project Architect's Certificate (subject only to Punch List Items, including, without limitation, the completion of the Parking Area expansion work) with respect to the Project Improvements shall be the Commencement Date of this Lease, subject to adjustment for Tenant Delay as set forth in Section 8 of the Work Letter Rider. Upon receipt of the Project Architect's Certificate for the Project Improvements, Tenant, Landlord, Tenant's Representative, Project Architect and Landlord's Representative shall jointly conduct a walk-through of the Project Improvements and shall jointly prepare a punch list ("Punch List") of items needing additional work ("Punch List Items"); provided, however, the Punch List shall be limited to items which are required by the Final Plans, Change Orders and any other changes agreed to by the parties. Landlord shall cause the Punch List Items for the Project Improvements to be promptly completed with all commercially reasonable diligence and a permanent certificate of occupancy to be issued without delay.

        11.    Miscellaneous Construction Covenants.

          11.1    Coordination with Lease.    Nothing herein contained shall be construed as (i) constituting Tenant as Landlord's agent for any purpose whatsoever except as otherwise provided herein, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease.

          11.2    Cooperation.    Landlord and Tenant agree to cooperate with one another and to cause their respective employees, agents and contractors to cooperate with one another to coordinate any work being performed by Landlord and/or Tenant under this Landlord's Work Rider, and their respective employees, agents and contractors so as to avoid unnecessary interference and delays with the completion of the Work.

        12.    Project Warranty.    Landlord agrees to cause the Contractor to provide to Tenant upon the Substantial Completion of the Project Improvements a warranty that the Project Improvements will be free of latent defects as of the Commencement Date. Such warranty will extend for a period of one-year following the Commencement Date. Under the terms of such warranty, the Contractor will repair any defects or faulty workmanship in the Project Improvements of which Contractor is notified prior to the expiration of such 1-year period. The warranty on any Project Improvements performed after Substantial Completion shall extend for a one-year period following the issuance of a permanent certificate of occupancy.

        13.    Force Majeure or Inability to Perform.    As used in this Landlord's Work Rider, the term "Force Majeure" shall mean only an actual delay resulting from (i) fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion or riots (collectively, "Acts of God"); (ii) industry-wide labor strikes or lockouts which objectively preclude Landlord from obtaining union labor or substitute materials necessary for completing the Project Improvements from any reasonable source at a reasonable cost; (iii) governmental permitting failure or delay; (iv) weather conditions which prevent work to proceed on the Project; or (v) other events or circumstances which are not the fault of Landlord and which objectively preclude construction of Project Improvements.

        14.    Construction and Completion Dates.

          14.1    Target Completion of Project Improvements.    Substantial Completion of the Project Improvements shall be no later than April 1, 2005, subject to Section 2.6 of the Lease (as extended, the "Target Commencement Date").

        15.    Allowance Work.

          15.1    Costs of Allowance Work.    Except as otherwise agreed by the parties, Landlord shall install the Tenant Signage (Work Letter Rider Schedule ("WLRS")—IX), seal select joints (WLRS—X), install additional warehouse lighting (WLRS—XI), perform electrical work (WLRS—XII) and construct and finish new office space (WLRS—XVII) (collectively the "Allowance Work") at prices reasonably acceptable to Tenant, which shall in all instances be comparable to the prices charged by reputable outside contractors. All Allowance Work, including the pricing thereof, shall require the prior written approval of both parties.

          15.2    Payment of Allowance Work.    All work set forth on the Landlord Work Letter Rider Schedule shall be completed at the sole cost and expense of Landlord, except for the Allowance Work. Tenant shall pay for the Allowance Work by use of the allowances listed in the Landlord Work Letter Rider Schedule (the "Allowances"). Should the cost of the Allowance Work exceed the aggregate amount of the Allowances, Tenant shall pay any such excess within thirty (30) days of invoice receipt from Landlord. Should the cost of the Allowance Work be less than the aggregate amount of the Allowances, Tenant shall be entitled to a credit for any such difference. Tenant shall have the right to apply such credit, in its sole discretion, to the payment of any additional Landlord Work requested by Tenant, the payment of any Tenant Alterations or the payment of Base Rent.

SCHEDULE 1 to LANDLORD'S WORK RIDER

PROJECT IMPROVEMENT SPECIFICATIONS

100 Liberty Way
Outline Specifications
Cranbury, New Jersey

I.
Project Description

  This project consists of a 573,020 square foot warehouse facility per the civil drawings by Menlo Engineering Associates, Inc., Architectural Drawings prepared by JRA Architecture consisting of Sheets A001, A301 and A302, and Tenant Improvement Drawings to be prepared by Mitchell & Hugeback Architecture Inc. After completion of the Work, the building will feature 15,000 square feet of main office area and the existing 2,500 square foot satellite office area in the warehouse that will be delivered broom clean with new paint and carpet.

  Architectural and Engineering

  A.
  Construction documents for Landlord's Work will be prepared by professional architects and engineers registered by the State of New Jersey. Architectural, structural and MEP drawings for Landlord's work will be prepared under direction of Landlord. These documents will be adequate for the purpose of obtaining building permits and properly defining the scope of Landlord's work for the project.

  B.
  The Americans with Disabilities Act Accessibility Guide will be consulted in the design of the facility.

  C.
  These documents will not be released for construction before they are mutually approved by the Landlord and United Stationers Supply Co.

  D.
  The above design services shall be performed at the sole cost and expense of Landlord.

  E.
  The following design services are excluded from the project cost, are not to be construed as part of Landlord's Work and will be at Tenant's sole cost and expense:

  1.
  Racking—design, permitting and construction

  2.
  Conveying Systems—design, permitting and construction

  3.
  Tenant Fixtures—design, permitting and construction

  4.
  Mezzanine—design, permitting and construction

II.
Permits

  Landlord will obtain the necessary State and Local Building Permits for Landlord's Work. Tenant will obtain the necessary State and Local Building Permits for all Tenant Alterations except for Landlord's Work. All approvals and certificates required for Tenant's occupancy of the Building and Property, except for Tenant Alterations, shall be at the sole cost and expense of Landlord. Landlord shall complete all work required to obtain a certificate of occupancy at its sole cost and expense, whether or not part of Landlord's Work, except for any additional work required as a result of Tenant Alterations which shall be performed at the sole cost and expense of Tenant.

III.
Parking Area Expansion:

A.
The expanded parking area will be hot asphalt placed over a compacted stone aggregate. Pavement thickness will be installed as follows:

1.
Drive Areas—6" stone sub base, 6" base course, 2" surface course

    2.
    Car Parking—4" base course, 2" surface course on approved compacted subgrade.

  B.
  Auto parking spaces and trailer spaces will be provided per the civil drawings by Menlo Engineering and subject to all agencies having jurisdiction.

  C.
  Striping of the car parking areas is included.

Parking Area Expansion as set forth in A, B & C of this Section III shall be at Landlord's cost and expense. Parking Area work will not be complete at Commencement Date and shall not delay the Commencement Date. Parking Area expansion work shall be completed no later than July 31, 2005.

    (1)
    IV. Cast in Place Concrete Floor

  Landlord shall remove all paint/tape marking from floor and repair floor as necessary at Landlord's cost and expense.

V.
Structural Steel

  The structural system consists of conventional steel framing with all necessary columns, beams, girders, and bracing. Existing K-bracing will be removed along the (called) east-west axis of the building, (parallel to the loading doors). Structural steel shall have a minimum design load of 20 lbs. per square foot dead load and 30 lbs. per square foot live load. Remedial steel work will be subject to Factory Mutual approval. The work set forth in this Section V shall be at Landlord's cost and expense.

VI.
Pipe Bollards.    Concrete filled pipe bollards, 5" in diameter, will be installed at each of 60 loading door positions and exterior of all drive-in overhead doors at Landlord's cost and expense.

VII.
Eye Wash Station—Battery Charging Area.    Landlord will provide electrical service, an eyewash station, drain, hose bib ventilation system, acid tank and piping and epoxy floor covering for a 3,000 square foot battery charging station including design and submission per applicable code, at Landlord's cost and expense.

VIII.
Existing Satellite Office.    Landlord will paint, re-carpet and re-bulb the existing 2,500 square foot warehouse satellite office at Landlord's cost and expense.

IX.
Signage Allowance.    Landlord will pay a maximum of $15,000 for Tenant Signage including design and submission per applicable code.

X.
Joint Sealing Allowance.    Landlord will expend a maximum of $35,000 for sealing select joints on high traffic areas.

XI.
Additional Warehouse Lighting.    Landlord will expend a maximum of $200,000 for additional lighting in the warehouse.

XII.
Electrical Work.    Landlord will expend a maximum of $150,000 for Tenant specified electrical distribution.

XIII.
Loading Dock Equipment—Existing loading dock equipment will be modified as follows, at Landlord's cost and expense:

A.
One, (1) single quadraplex, 110-volt recepticle will be installed at each of sixty, (60) loading docks.

B.
One, (1) dock light and fan will be installed at each of sixty, (60) loading docks.

C.
Second track security screening will be installed at each of sixty, (60) loading docks.

D.
Accommodations for two compactor locations will be installed.

E.
All existing dock equipment will be repaired or replaced as necessary.

XIV
Warehouse HVAC. The following work is existing in the building:

A.
Provide make-up air units to achieve 60 degrees Fahrenheit inside at 12 degrees Fahrenheit outside.

B.
Provide the following for Ventilation:

1.
Roof exhaust fans with flat roof curb and backdraft damper for the warehouse summer ventilation.

2.
Summer ventilation exhaust fans interlocked and connected to the fire alarm system for smoke removal and include smoke detectors.

XV.
Standpipe and Sprinkler

A.
Landlord represents that ESFR, (K-25) sprinklers are installed in the warehouse.

B.
An ELO sprinkler system will be supplied and installed under a mezzanine which mezzanine will be installed by United Stationers. The installation of the mezzanine is not part of Landlord's Work. The cost of the ELO sprinkler system under the mezzanine will be at Landlord's cost and expense.

XVI.
Florescent bulb fixtures—Mezzanine Lighting.    Landlord will provide and install 800 T-8 florescent single bulb fixtures per Tenant designated layout, including electrical feeds and panel, at Landlord's cost and expense.

XVII.
OFFICE CONSTRUCTION AND FINISH.    Landlord shall construct and finish a maximum of 15,000 square feet of new office space in the Building. Landlord shall pay a maximum of $40 per square foot for such construction and finishing, for a maximum total expenditure by Landlord of $600,000 for office construction. Construction shall be to the following standards:

1.
Interior office walls shall be metal studs with 1/2 inch gypsum wall board, taped, spackled, and sanded ready for wall finishes.

2.
Perimeter walls in office areas shall be furred and covered with 1/2" gypsum wall board, taped, spackled and sanded ready for wall finishes.

3.
Ceilings in the offices and rest room areas shall be 2' × 4' standard commodity suspended acoustical tile.

4.
Toilet room partitions shall be wall hung and floor mounted and include toilet paper holders and clothes hooks. Toilet room accessories, including mirrors, soap and towel dispenser shelves shall be provided as required.

5.
Locks and hardware shall be commercial grade. Finish shall be satin aluminum.

6.
Floors in bathrooms, break room and janitors closet shall be Vinyl Composite Tile, (VCT).

7.
Floors in Office Area shall be carpeted with 22 oz. glue down carpet from Landlord's samples. All walls in finish areas receiving carpeting and/or VCT shall have a 4" high rubber base.

8.
Paint as follows:

A.
Gypsum Wallboard—Two (2) coats of flat or semi-gloss latex finish to coat.

B.
Wood—Two (2) coats of semi-gloss enamel to coat.

C.
Doors—Two (2) coats of semi-gloss enamel to coat.

9.
Plumbing for all sanitary waste, soil and vent systems, hot and cold water systems, fixtures, gas piping to all gas operated equipment and mains shall be provided to insure a complete and workable system. Sanitary sewers shall connect to the public sewer system in the street and shall be sized for an occupancy of 200 persons. The system shall be designed for 200 employees and installed in accordance with all local codes and the National Plumbing Code. Plumbing fixtures for the building shall be of the number and type required by the Code.

  10.
  Lighting as follows:

  A.
  Office Areas—Lighting shall be 2' × 4' standard commodity recessed fluorescent fixtures with acrylic lenses designed and installed to provide 75 foot candles maintained at desk height.

  B.
  Toilet and Rest Room Areas—Lighting shall be recessed fluorescent fixtures designed and installed to provide 20 foot candles.

  D.
  Exit and Emergency Lighting—Emergency battery powered lighting shall be provided as required by codes. Exit lighting shall be installed as per code.

  E.
  Fire Alarm System—Pull stations, fixtures and devices for a complete fire alarm system per code.

  F.
  Lighting Circuits—Lighting shall be controlled by individual switches and/or at the panel boards.

  G.
  Power Wiring—Power wiring shall be provided for all building heating and air conditioning apparatus, exhaust fans, water coolers, including the necessary controls and wiring all as directed by the specific trade and manufacturer of the equipment.

  H.
  Grounded Convenience Outlets—A maximum of three (3) duplex outlets will be provided in each office. (A total of eight outlets per circuit.)

XVIII.
EXCLUSIONS. Landlord shall not be responsible for the cost of the following unless, and to the extent, otherwise specified herein:

•
Power wiring of tenant's machinery and equipment.

•
Lockers, shelving and storage racks.

•
Vending machine equipment.

•
Fire extinguishers.

•
Rack sprinklers (if required) and/or special fire suppression systems.

•
Security systems.

•
Telephone and Communications Systems.

•
Showers or eyewash stations.

•
Fire cabinets, explosion proof equipment, wiring and conduits as may be needed.

•
Window blinds, draperies curtains or other window treatment.

•
Signage.

•
Any additional emergency exit lighting or signage required as the result of Tenant Alteration, furniture, fixture and/or equipment placement.

PLOT PLAN RIDER

Date of Lease:	September , 2004
Landlord:	Cransud One, L.L.C.
Tenant:	United Stationers Supply Co.
Property:	100 Liberty Way, Cranbury, New Jersey

LOT 14.02
N/F ANITA DIETRICK
(ZONE HC)
LOT 14.01
N/F CRANBURY PROPERTIES Co.
(ZONE HC)
LOT 7
N/F STOW COMPANY
(ZONE HC)
BLOCK 6
LOT 6
(ZONE HC/LI)
CRANBURY - SOUTH RIVER ROAD
a.k.a. MIDDLESEX COUNTY ROUTE 535
LOT 16.02
(ZONE HC)
510 CAR SPACES TOTAL
90 TRAILER DOCKS
BUILDING 1
PROPOSED WAREHOUSE
(573,681 SF)
FIN. FL. 117.00
LIBERTY WAY
LOT 11
N/F SECURITY CAPITAL
(ZONE LI)
LOT 9
(ZONE LI)
SITE DATA
LI ZONE - LIGHT INDUSTRIAL
REFERENCES:
EXHIBIT FOR LEASE
MENLO ENGINEERING ASSOCIATES, INC.
100 LIBERTY WAY
TOWNSHIP OF CRANBURY, MIDDLESEX COUNTY, NEW JERSEY
WAREHOUSE MODIFICATION
CONCEPT PLAN - 1

QuickLinks

  Exhibit 10.27
INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE—NET